Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

dated as of March 18, 2004

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

6½% Senior Notes due 2014

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of March 18, 2004, among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc. (the “Hovnanian”), each of the entities listed on Schedule I hereto (each an “Undersigned”) and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Company, the Guarantors party thereto and the Trustee entered into the Indenture dated as of November 3, 2003, as supplemented by the First Supplemental Indenture dated as of November 3, 2003 (as supplemented, the “Indenture”), relating to the Issuer’s 6½% Senior Notes due 2014 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, Hovnanian agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees of the Notes, subject to certain limitations.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.                                Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2.                                Each Undersigned, by its execution of this Second Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article Thirteen of the Base Indenture and Article 5 of the First Supplemental Indenture.  Each Undersigned will also execute a Guarantee Notation in respect of the Notes.

SECTION 3.                                This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.                                This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 5.                                This Second Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Second Supplemental Indenture will henceforth be read together.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

HOVNANIAN ENTERPRISES, INC.

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

On behalf of each of the entities listed on Schedule I hereto

By:	/s/ PETER S. REINHART
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ STEPHANIE ROCHE
Name: Stephanie Roche
Title: Vice President

GUARANTORS	State of Incorporation or Formation
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.	NJ
K. HOVNANIAN CONSTRUCTION II, INC.	NJ
K. HOVNANIAN CONSTRUCTION III, INC.	NJ
K. HOVNANIAN AT ACQUA VISTA, L.L.C.	CA
K. HOVNANIAN AT EDGEWATER II, L.L.C.	NJ
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.	NJ
K. HOVNANIAN AT MONROE III, L.L.C.	NJ
K. HOVNANIAN AT NORTH CALDWELL, L.L.C.	NJ
K. HOVNANIAN AT PHILADELPHIA, L.L.C.	PA
K. HOVNANIAN INVESTMENTS, L.L.C.	NJ
K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.	PA
K. HOVNANIAN WINDWARD HOMES, L.L.C.	FL
K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.	VA
HOVNANIAN LAND INVESTMENT GROUP, L.L.C.	MD
M & M AT ROBERT MORRIS, L.L.C.	NJ
M & M AT SOUTH BOUND BROOK, L.L.C.	NJ
PADDOCKS, L.L.C.	MD
WASHINGTON HOMES AT CAMP SPRINGS, L.L.C.	MD
WASHINGTON HOMES AT FOREST RUN, L.L.C.	MD
WASHINGTON HOMES AT LAUREL HIGHLANDS, L.L.C.	VA
WASHINGTON HOMES AT RENAISSANCE PLAZA, L.L.C.	MD